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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement on Form S-3 and related prospectus of Coeur d'Alene Mines Corporation for the registration of Mandatory Adjustable Redeemable Convertible Securities and to the incorporation by reference therein of our report dated February 2, 1996 with respect to the consolidated financial statements and schedules of Coeur d'Alene Mines Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                                   Ernst & Young

Seattle, Washington
February 28, 1996